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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Trammell Crow Company Employee Stock Purchase Plan for the registration of 1,000,000 shares of its common stock, par value $0.01 per share, of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of Trammell Crow Company and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Dallas, Texas
December 6, 2004

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm